EXHIBIT 10.26


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                  AND RELEASE

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT AND RELEASE (this "Amendment") is dated as of the 21st day of January 2000 by and between DONALD J. WANAT ("Employee"), and GARGOYLES, INC., a Washington corporation (the "Company").

                                    RECITALS

      A. Employee and the Company are parties to that certain Employment Agreement dated as of June 14, 1999 (the "Employment Agreement").

      B. Subject to the terms and conditions set forth herein, the parties desire to terminate the Employment Agreement and to resolve all matters related thereto.

      C. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

                                   AGREEMENT

      1. TERMINATION OF EMPLOYMENT AGREEMENT. Subject to the terms and conditions of this Amendment, the parties have agreed to terminate the Employment Agreement as of January 21, 2000 (the "Termination Date").

     2.   SEVERANCE BENEFITS.

           (a) AMENDMENT TO SECTION 6.5. Section 6.5 of the Employment Agreement shall be amended to provide that the $200,000 severance payment (the "Severance Payment") to be made to Employee upon termination of the Employment Agreement shall be paid in four equal installments of $50,000 on each the date of this Amendment, February 22, March 22, and April 21 in the year 2000. If Employer fails to pay an installment of the Severance Payment on the date specified, then the Company's obligation to pay the Severance Payment shall be accelerated, and the entire balance of the Severance Payment shall be due and payable to Employee.

           (b) EXPENSE REIMBURSEMENT. Employee will be reimbursed for any reasonable expenses incurred by Employee prior to the Termination Date on behalf of the Company, subject to the receipt by the Company of all supporting documentation. Employee understands that after the Termination Date Employee is no longer authorized to incur expenses or to make commitments on behalf of the Company.

           (c) FTO. Employee understands that he will accrue no further Flexible Time Off from and after the Termination Date. On the Termination Date, Employee will be paid for any earned but unused Flexible Time Off benefits, less all required and authorized deductions.

           (d)   COBRA;  LIFE  AND DISABILITY INSURANCE.   In  accordance  with
Section 6.5 of the Employment Agreement, for a period of twelve (12) months after the Termination Date or until Employee is covered under another Employer-sponsored medical plan, the Company will reimburse Employee for such portion of Employee's COBRA benefits equal to the contribution amount the Company would otherwise have paid towards Employee's medical and dental coverages under the Company's group medical and dental benefits plans if Employee had been employed by the Company during such twelve-month period. After that time, Employee may elect to pay for COBRA medical and dental plan continuation coverage for another six months, until Employee is entitled to Medicare, or until Employee is covered under other plans with no pre-existing exclusion. The insurance provider will provide Employee with further information about his COBRA rights after the Termination Date.

It is the understanding of the Company that the Company can maintain Employee's life and disability coverage for the next twelve months through Fortis Benefits Insurance Company, the provider of the Company's Group Life and Long-term Disability coverage, so long as Employee completes the Extended Employee Enrollment form to be provided by Fortis. The Company will continue Employee's life and disability coverage through Fortis on condition that Employee completes such forms and satisfies any conditions precedent for Employee's continued coverage.

           (e) ELIGIBILITY FOR UNEMPLOYMENT. Employee understands that while the Company has no authority to determine unemployment benefits, the Company will not attempt to interfere or deny such benefits if and when they should become available to Employee.

      3. STOCK OPTIONS. As of the Termination Date, Employee is vested in 17,500 options to purchase the Company's common stock, at an exercise price of $0.32 per share. Employee understands that he will not continue to vest in any more options, that his rights to unvested options shall immediately terminate, and that the vested options will continue to be governed by the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan, as Amended and Restated on July 22, 1996 (the "Plan"). Under the terms of the Plan, Employee's right to exercise the vested options shall terminate on April 21, 2000.

      4. COMPLETE RELEASE OF CLAIMS. By signing this Agreement, the Company and Employee agree not to start any lawsuits, charges, or other legal action against the other relating to Employee's employment with the Company or the benefits that Employee received or should have received from the Company (except with respect to a breach of the Company's obligations under this Amendment or the Employee's obligations under Section 7 through 9 of the Employment Agreement, which are not released by this Section 4). In addition, the Company and Employee, for itself and himself and for each of their respective heirs, representatives, executors, and successors or assigns, waives any rights or claims each may have against the other, any employee benefit plans sponsored by the Company in which Employee participated, and any of the Company's or Employee's affiliated and related entities, owners, shareholders, officers, directors, trustees, agents, spouses. employees, employees' spouses, insurers, either past or present, and all of their successors, agents or assigns (collectively "Releasees"). The Company and Employee each hereby releases the Releasees from any and all claims, actions, causes of action, obligations, costs, expenses, damages, losses, debts, and demands, including attorneys' fees and costs actually incurred (collectively "Claims") of whatever kind, in law or in equity, known or unknown, suspected or unsuspected, which arose prior to the Termination Date.

      This release includes, but is not limited to: (i) any Claims under any local, state or federal laws regulating employment, including without limitation, the Civil Rights Acts, the Age Discrimination and Employment Act, the Americans with Disabilities Act, the Workers' Adjustment and Retraining Notification Act, and the Washington State Law Against Discrimination; (ii) Claims under the Employee Retirement Income Security Act; (iii) Claims under any local, state or federal wage and hour laws; or (iv) Claims alleging any legal restriction on the Company's right to terminate their employees, or personal injury claims, including without limitation wrongful termination, discrimination, harassment, breach of contract, defamation, tortuous interference with business expectancy, black listing, or infliction of emotional distress, whether arising under statute or common law.

      5. CONTINUATION OF CONFIDENTIALITY PROVISIONS. Employee understands that as of the Termination Date the Term of the Employment Agreement is terminated and Employee has no further obligations to the Company under the Employment Agreement, or otherwise, except for the terms set forth in Sections 7 through 9 of the Employment Agreement relating to "Intellectual Property; Nondisclosure of Confidential Information; Covenant Not to Compete, Dispute Resolution, and Enforcement", which shall remain in effect following the Termination Date in accordance with their terms.

      6. CONSULTATION WITH LEGAL COUNSEL. Employee has carefully read all of the provisions of this Amendment, and further acknowledges that the Company has encouraged Employee to review and discuss all aspects of this Amendment with legal counsel and that he has taken advantage of that opportunity to the full extent that he deemed appropriate.

      7. CONSIDERATION PERIOD; REVOCATION PERIOD. Employee acknowledges that he has been given 21 days to consider this Amendment, and that he was given the option to sign the Amendment in fewer than twenty-one (21) days if he so desired. Employee understands that this Amendment will not be effective for seven (7) days after it is signed by the Company and Employee, and that Employee may revoke this Amendment at any time during that seven-day period. Employee acknowledges, however, that any severance payments made to Employee in accordance with this Amendment prior to any revocation must be repaid to the Company in full as a condition to any such revocation becoming effective.

      8. VOLUNTARY AGREEMENT. Employee understands and acknowledges the significance and consequences of this Amendment, that it is voluntary, that it has not been given as a result of any coercion, and expressly confirms that it is to be given full force and effect according to all of its terms, including those relating to unknown Claims.

      9. SUCCESSORS. This Amendment shall be binding upon the parties hereto and their heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ARGOYLES, INC.,
a Washington corporation


By  /s/ Leo Rosenberger
    --------------------------------
    Leo Rosenberger, CEO and CFO


/s/ Donald J. Wanat
------------------------------------
DONALD J. WANAT